UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2009

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53733	20-8755674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Officer

On December 17, 2009, Scott Rewick notified AdEx Media, Inc. (the “Company”), of his resignation from the Board of Directors of the Company and as Chief Executive Officer of the Company, effective as of December 17, 2009.  The Board of Directors accepted Mr. Rewick’s resignation as of December 17, 2009.  Mr. Rewick’s resignation is not the result of any disagreement with the Company on any matter relating to Company’s operations, policies or practices.

On December 21, 2009, the Company issued a press release announcing Mr. Rewick’s resignation.  The press release is attached as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the resignation of Mr. Rewick is hereby incorporated into this Item 7.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

99.1	Press Release of the Company, dated December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: December 21, 2009	By:	/s/ Ben Zadik
Ben Zadik
Chief Financial Officer